BENEFIT PLAN AFFIDAVIT


Re:      Deutsche Financial Capital Securitization
         LLC, DFCS Trust ______ (the "Trust")
         Pass-Through Certificates, Class ___,
         Class __ and Class __



                                                                     )
                                                                     )  ss:
                                                                     )

         Under penalties of perjury, I, the undersigned, declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete.

         1. That I am a duly authorized officer of __________________________, a _________ corporation (the "Purchaser"), whose taxpayer identification number is
__________, and on behalf of which I have the authority to make this affidavit.

         2. That the Purchaser is acquiring the Class ______ Certificates ("the Purchased Certificates"), each representing an interest in the Trust, for certain assets of which one or more real estate mortgage investment conduit ("REMIC") elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

         3.       The Purchaser either:

                  (i) (A) is not a plan ("Plan") described in or subject to the Department of Labor regulations set forth in 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), a person acting on behalf of a Plan, or a person using the assets of a Plan and (B) either (I) is not an insurance company or (II) is an insurance company, in which case none of the funds used by the Purchaser in connection with its purchase of the Purchased Certificates constitute plan assets as defined in the Plan Asset Regulations ("Plan Assets") and its purchase of the Purchased Certificates shall not result in the certificates issued by or the assets of the Trust being deemed to be Plan Assets;

                  (ii) is an insurance company and (A) the Purchaser is acquiring the Purchased Certificates with funds held in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), as published in 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for all contracts held by or on behalf of such Plan and all other Plans maintained by the same employer, or its affiliates (as defined in Section V(a)(1) of PTCE 95-60), or by the same employee organization exceeds or will exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTCE 95-60) at the date of acquisition, (C) the purchase of the Purchased Certificates is not part of an agreement, arrangement, or understanding designed to benefit a party in interest, and (D) the conditions of Prohibited Transaction Exemption __________ [INSERT SPECIFIC

                               Exhibit 7 - Page 1

         UNDERWRITER'S EXEMPTION OR PTE 83-1] (except for the conditions stated in section II(A)(2) and (3) thereof) are met; or

                  (iii) has provided a "Benefit Plan Opinion," obtained at the Purchaser's expense, satisfactory to the Company, the Servicer, and the Trustee. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the Trust to be regarded as Plan Assets, (b) give rise to a fiduciary duty under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), on the part of the Company, the Servicer, or the Trustee, or
         (c) be treated as, or result in, a prohibited transaction under Section 406 or 407 of ERISA or Section 4975 of the Code.

         Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement, dated as of ____________ __, _______, which incorporates by reference the Standard Terms thereto (June 1997 Edition), among the Company, Oakwood Acceptance Corporation, and _________________________, as Trustee.



                               Exhibit 7 - Page 2

         IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf, by its duly authorized officer this ____ day of ___________, 19__.



                                 -----------------------------
                                 [Name of Purchaser]



                                 By:     ____________________________________

                                 Its:    ____________________________________




         Personally appeared before me ________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _________________________ of the Purchaser, and acknowledged to me that he executed the same as his or her free act and deed and as the free act and deed of the Purchaser.


Subscribed and sworn before me this ______ day of ___________, ____.


-----------------------------------
Notary Public



My commission expires:______________________________.





                               Exhibit 7 - Page 3

                                                    EXHIBIT 8


                      FORM OF RESIDUAL TRANSFEREE AGREEMENT

       DEUTSCHE FINANCIAL CAPITAL SECURITIZATION LLC, SERIES 19__-_______

                           PASS-THROUGH CERTIFICATES,
                                    CLASS __


                               RESIDUAL TRANSFEREE
                                -----------------
                              [Name of Transferee]


                                ----------------
                                     (DATE)





[NAME AND ADDRESS OF TRUSTEE]

Deutsche Financial Capital Securitization LLC
Oakwood Acceptance Corporation
7800 McCloud Road
Greensboro, North Carolina 27409

          Re: Deutsche Financial Capital Securitization LLC, Series 19__-____, Pass-Through Certificates, Class __, representing
                   a [___% Percentage Interest] [$     denomination]

Ladies and Gentlemen:

         The undersigned (the "Transferee") proposes to purchase all or some of the captioned Certificates (the "Residual Certificates"), issued by the Trust established pursuant to a pooling and servicing agreement dated as of __________________, 19____ (the "Series Agreement"), among Deutsche Financial Capital Securitization LLC (the "Company"), Oakwood Acceptance Corporation ("OAC"), and _____________________________, as Trustee, which incorporates by reference the Standard Terms thereto, June 1997 Edition (the "Standard Terms" and, collectively with the Series Agreement, the "Agreement"). In doing so the Transferee hereby acknowledges and agrees as follows:

          SECTION 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Agreement.

          SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE. In connection with the proposed transfer of the Purchased Certificates, the Transferee represents and warrants to the Company, OAC, the Servicer, the Trustee and the Trust as follows:


                                               Exhibit 8 - Page 1

                  (a) The Transferee has knowledge in financial and business matters and is capable of evaluating the merits and risks of an investment in the Residual Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision; and the Transferee is able to bear the economic risk of an investment in the Residual Certificates and can afford a complete loss of such investment.

                  (b) The Transferee represents that (i) it understands that each of the Residual Certificates represents for federal income tax purposes a "residual interest" in a real estate mortgage investment conduit (a "REMIC") and that, as the holder of the Residual Certificates, it will be required to take into account, in determining its taxable income, its PRO RATA share of the taxable income of the REMIC, (ii) it understands that it may incur federal income tax liabilities with respect to the Residual Certificates in excess of any cash flows generated by the Residual Certificates and (iii) it has historically paid its debts as they became due and has the financial wherewithal and intends to continue to pay its debts as they come due in the future, including any tax imposed on the income that it derives from the Residual Certificates as such taxes become due.

                  *(c) The Transferee is acquiring the Residual Certificates for its own account as principal and not with a view to the resale or distribution thereof, in whole or in part, in violation of Section 5 of the Securities Act of 1933, as amended (the "Act").

                  *(d) The Transferee confirms that the Company has made available to the Transferee the opportunity to ask questions of, and receive answers from, the Company concerning the Company, the Trust, the purchase by the Transferee of the Residual Certificates and all matters relating thereto, and to obtain additional information relating thereto that the Company possesses or can acquire unreasonable effort or expense.

         SECTION 3.  COVENANTS.  The Transferee covenants:

                  *(a) The Transferee will not make a public offering of the Residual Certificates, and will not reoffer or resell the Residual Certificates in a manner that would render the issuance and sale of the Residual Certificates whether considered together with the resale or otherwise, a violation of the Act, or any state securities or "Blue Sky" laws or require registration pursuant thereto.

                  (b) The Transferee agrees that, in its capacity as a holder of the Residual Certificates, it will assert no claim or interest in the Contracts by reason of owning the Residual Certificates other than with respect to amounts that may be properly and actually payable to the Transferee pursuant to the terms of the Pooling and Servicing Agreement and the Certificates.

                  (c) If applicable, the Transferee will comply with respect to the Residual Certificates in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

                  (d) Upon notice thereof, the Transferee agrees to any future amendment to the provisions of the Pooling and Servicing Agreement relating to the transfer of the Residual Certificates (or any interest therein) that counsel to the Company or the Trust may deem

__________

         *These representations and covenants are to be deleted if the Residual Securities are not Private Securities.

                                               Exhibit 8 - Page 2
necessary to ensure that any such transfer will not result in the imposition of any tax on the Trust.


                  (e) The Transferee hereby agrees that the Servicer or an affiliate thereof will (i) supervise or engage in any action necessary or advisable to preserve the status of the REMIC as a REMIC, (ii) be, and perform the functions of, the REMIC's tax matters person ("TMP"), and (iii) employ on a reasonable basis counsel, accountants, and professional assistance to aid in the preparation of tax returns or the performance of the above.

                  (f) The Transferee hereby agrees to cooperate with the TMP and to take any action required of it by the REMIC Provisions in order to create or maintain the REMIC status of the REMIC.

                  (g) The Transferee hereby agrees that it will not take any action that could endanger the REMIC status of any related REMIC or result in the imposition of tax on any such REMIC unless counsel for, or acceptable to, the TMP has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable.

         SECTION 4.  ADDITIONAL TRANSFER RESTRICTIONS.

                  (a) No transfer of the Residual Certificates shall be made unless the Servicer has consented in writing to such transfer. No Residual Certificate may be transferred to a Disqualified Organization. The Servicer will not consent to any proposed transfer (i) to any investor that it knows is a Disqualified Organization or (ii) if the transfer involves less than an entire interest in a Residual Certificate unless (A) the interest transferred is an undivided interest or (B) the transferor or the transferee provides the Servicer with an Opinion of Counsel obtained at its own expense to the effect that the transfer will not jeopardize the REMIC status of any related REMIC. The Servicer's consent to any transfer is further conditioned the Servicer's receipt from the proposed transferee of (x) a Residual Transferee Agreement, (y) a Benefit Plan Affidavit, and (z) either (A) if the transferee is a Non-U.S. Person, an affidavit of the proposed transferee in substantially the form attached as Exhibit 8-A to Exhibit 8 to the Standard Terms and a certificate of the transferor stating whether the Class R Certificate has "tax avoidance potential" as defined in Treasury Regulations Section 1.860G-3(a)(2), or (B) if the transferee is a U.S. Person, an affidavit in substantially the form attached as Exhibit 8-B to Exhibit 8 to the Standard Terms. In addition, if a proposed transfer involves a Private Certificate, (1) the Servicer or the Trustee shall require that the transferor and transferee certify as to the factual basis for the registration or qualification exemption(s) relied upon to exempt the transfer from registration under the Act and all applicable state securities or "blue sky" laws, and (2) if the transfer is to be made within three years after the acquisition thereof by a non-Affiliate of the Company from the Company or an Affiliate of the Company, the Servicer or the Trustee also may require an Opinion of Counsel that such transfer may be made without registration or qualification under the Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Company, the Trustee or the Servicer. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the initial transfer of the Residual Certificates or their transfer by a broker or dealer, if such broker or dealer was the initial transferee. Notwithstanding the fulfillment of the prerequisites described above, the Servicer may withhold its consent to, or the Trustee may refuse to recognize, a transfer of a Residual Certificate, but only to the extent necessary to avoid a risk of disqualification of a related REMIC as a REMIC or the imposition of a tax upon any such REMIC. Any attempted transfer in violation of the foregoing restrictions shall be null and void and shall not be recognized by the Trustee.

                               Exhibit 8 - Page 3

                  (b) If a tax or a reporting cost is borne by a related REMIC as a result of the transfer of the Residual Certificates or any beneficial interest therein, in violation of the restrictions referenced herein, the Transferor shall pay such tax or cost and, if such tax or costs are not so paid, the Trustee, upon notification from the Servicer, shall pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of such Residual Certificates. In that event, neither the Transferee nor the transferor shall have any right to seek repayment of such amounts from the Company, the Servicer, the Trustee, the Trust, the REMIC or the holders of any other Certificates, and none of such parties shall have any liability for payment of any such tax or reporting cost. In the event that a Residual Certificate is transferred to a Disqualified Organization, the Servicer shall make, or cause to be made, available the information necessary for the computation of the excise tax imposed under section 860E(e) of the Code.

         SECTION 5.  ACKNOWLEDGMENTS.

                  (a) The Transferee acknowledges that, if the Residual Certificates are Private Certificates, the Residual Certificates have not been registered under the Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Act and under applicable state law or unless an exemption from such registration is available. The Transferee further understands that neither the Company, the Servicer nor the Trust is under any obligation to register the Certificate or make an exemption from such registration available.

                  (b) The Transferee acknowledges that if any United States federal income tax is due at the time a Non-U.S. Person transfers a Residual Certificate, the Trustee or its designated Paying Agent or other person who is liable to withhold federal income tax from a distribution on a Residual Certificate under sections 1441 and 1442 of the Code and the regulations thereunder (the "Withholding Agent") may
         (i) withhold an amount equal to the taxes due upon disposition of the Certificate from future distributions made with respect to the Certificate to the transferee (after giving effect to the withholding of taxes imposed on such transferee), and (ii) pay the withheld amount to the Internal Revenue Service unless satisfactory written evidence of payment of the taxes due by the transferor has been provided to the Withholding Agent. Moreover, the Withholding Agent may (x) hold distributions on a Certificate, without interest, pending determination of amounts to be withheld, (y) withhold other amounts required to be withheld pursuant to United States federal income tax law, if any, from distributions that otherwise would be made to such transferee on each Certificate it holds, and (z) pay to the Internal Revenue Service all such amounts withheld.

                  (c) The Transferee acknowledges that the transfer of all or part of the Residual Certificates that have "tax avoidance potential" (as defined in Treasury Regulations section 1.860G-3(a)(2) or any successor provision) to a Non-U.S. Person will be disregarded for all federal income tax purposes.

                  (d) The Transferee acknowledges that the transfer of the Residual Certificates to a U.S. Person will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of the taxes and expenses associated with the security within the meaning of Treasury regulation section 1.860E-1(c)(1).

                               Exhibit 8 - Page 4

         IN WITNESS WHEREOF, the undersigned has caused the Pooling and Servicing Agreement be validly executed by its duly authorized representative as of the day and year first above written.


                                 --------------------------------------------
                                 [Name of Transferee]

                                 By:  _________________________________________

                                 Its: _________________________________________


                              Exhibit 8 - Page 5

                                                                     EXHIBIT 8-A


                  DEUTSCHE FINANCIAL CAPITAL SECURITIZATION LLC

                            FOREIGN PERSON AFFIDAVIT
                       AND AFFIDAVIT PURSUANT TO SECTIONS
                          860D(a)(6)(A) and 860E(e)(4)
                OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED


Re:      Deutsche Financial Capital Securitization LLC
         Series __________ Trust (the "Trust")
         Pass-Through Certificates, Class __


STATE OF ___________          )
                              )   ss.:
COUNTY OF __________          )



         Under penalties of perjury, I, the undersigned, declare that to the best of my knowledge and belief, the following representations are true, correct, and complete:

         1. I am a duly authorized officer of ___________________ (the "Transferee"), and on behalf of which I have the authority to make this affidavit.

         2. The Transferee is acquiring all or a portion of the securities (the "Residual Certificates"), which represent a residual interest in one or more real estate mortgage investment conduits (each, a "REMIC") for which elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

         3. The Transferee is a foreign person within the meaning of Treasury Regulation Section 1.860G- 3(a)(1) (i.e., a person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership that is organized under the laws of the United States or any jurisdiction thereof or therein, (iii) an estate that is subject to United States federal income tax regardless of the source of its income), or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries has the authority to control all substantial decisions of the trust who would be subject to United States income tax withholding pursuant to Section 1441 or 1442 of the Code on income derived from the Residual Certificates (a "Non-U.S. Person").

         4. The Transferee agrees that it will not hold the Residual Certificates in connection with a trade or business in the United States, and the Transferee understands that it will be subject to United States federal income tax under sections 871 and 881 of the Code in accordance with section 860G of the Code and any Treasury regulations issued thereunder on "excess inclusions" that accrue with respect to the Residual Certificates during the period the Transferee holds the Residual Certificates.


                              Exhibit 8-A - Page 1

         5. The Transferee understands that the federal income tax on excess inclusions with respect to the Residual Certificates may be withheld in accordance with section 860G(b) of the Code from distributions that otherwise would be made to the Transferee on the Residual Certificates and, to the extent that such tax has not been imposed previously, that such tax may be imposed at the time of disposition of any such Residual Certificate pursuant to section 860G(b) of the Code.

         6. The Transferee agrees (i) to file a timely United States federal income tax return for the year in which disposition of a Residual Certificate it holds occurs (or earlier if required by law) and will pay any United States federal income tax due at that time and (ii) if any tax is due at that time, to provide satisfactory written evidence of payment to the Trustee or its designated paying agent or other person who is liable to withhold federal income tax from a distribution on the Residual Certificates under sections 1441 and 1442 of the Code and the regulations thereunder (the "Withholding Agent").

         7. The Transferee understands that, until such written notice is provided, the Withholding Agent may (i) withhold an amount equal to the taxes due upon disposition of a Residual Certificates from future distributions made with respect to the Residual Certificate to subsequent transferees (after giving effect to the withholding of taxes imposed on such subsequent transferees), and
(ii) pay the withheld amount to the Internal Revenue Service.

         8. The Transferee understands that (i) the Withholding Agent may withhold other amounts required to be withheld pursuant to United States federal income tax law, if any, from distributions that otherwise would be made to such transferee on each Residual Certificates it holds and (ii) the Withholding Agent may pay to the Internal Revenue Service amounts withheld on behalf of any and all former holders of each Residual Certificate held by the Transferee.

         9. The Transferee understands that if it transfers a Residual Certificate (or any interest therein) to a United States Person (including a foreign person who is subject to net United States federal income taxation with respect to such Residual Certificate), the Withholding Agent may disregard the transfer for federal income tax purposes if the transfer would have the effect of allowing the Transferee to avoid tax on accrued excess inclusions and may continue to withhold tax from future distributions as though the Residual Certificate were still held by the Transferee.

         10. The Transferee understands that a transfer of a Residual Certificate (or any interest therein) to a Non-U.S. Person (i.e., a foreign person who is not subject to net United States federal income tax with respect to such Residual Certificate) will not be recognized unless the Withholding Agent has received from the transferee an affidavit in substantially the same form as this affidavit containing these same agreements and representations.

         11. The Transferee understands that distributions on a Residual Certificate may be delayed, without interest, pending determination of amounts to be withheld.

         12. The Transferee is not a "Disqualified Organization" (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer's cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural

                              Exhibit 8-A - Page 2
telephone or electrical service cooperative described in Section 1381(a)(2)(C) of the Code; or (iv) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.


         13. The Transferee agrees to consent to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by the Company (upon the advice of counsel to the Company) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

         14. The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of _______________, 19__, which incorporates by reference the Standard Terms thereto (June 1997 Edition), among the Company, Oakwood Acceptance Corporation, and ____________________, as Trustee.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be duly executed on its behalf, by its duly authorized officer as of the _______ day of _____________, 19__.



                                  --------------------------------------------

                                  [Name of Transferee]

            By: ____________________________________________________

            Its: ____________________________________________________



         Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a ______________________ of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

         Subscribed and sworn before me this ______ day of __________, 19__.


                                  -------------------------------------------

                                  Notary Public


         My commission expires the _____ day of ________________, 19__.


                              Exhibit 8-A - Page 3

                                                     EXHIBIT 8-B

                  DEUTSCHE FINANCIAL CAPITAL SECURITIZATION LLC


                         AFFIDAVIT PURSUANT TO SECTIONS
                          860D(a)(6)(A) and 860E(e)(4)
                             OF THE INTERNAL REVENUE
                            CODE OF 1986, AS AMENDED


Re:      Deutsche Financial Capital Securitization LLC
         Series ________ Trust (the "Trust")
         Pass-Through Certificates, Class ___


STATE OF ___________________________            )
                                                )      ss.:
COUNTY OF _________________________             )


         Under penalties of perjury, I, the undersigned declare that, to the best of my knowledge and belief, the following representations are true, correct and complete:

         1. I am a duly authorized officer of ______________________ (the "Transferee"), on behalf of which I have the authority to make this affidavit.

         2. The Transferee is acquiring all or a portion of the securities (the "Residual Certificates"), which represent a residual interest in one or more real estate mortgage investment conduits (each, a "REMIC") for which elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

         3. The Transferee either is (i) a citizen or resident of the United States, (ii) a domestic partnership or corporation, (iii) an estate that is subject to United States federal income tax regardless of the source of its income, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries has the authority to control all substantial decisions of the trust, or (v) a foreign person who would be subject to United States income taxation on a net basis on income derived from the Residual Certificates (a "U.S. Person").

         4. The Transferee is a not a "Disqualified Organization" (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer's cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in ss. 1381(a)(2)(C) of the Code; or (iv) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any

                              Exhibit 8-B - Page 1
state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

         5. The Transferee agrees to consent to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by the Issuer (upon advice of counsel to the Issuer) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

         6. The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of _______________, 19__, which incorporates by reference the Standard Terms thereto (June 1997 Edition), among the Company, the Servicer, and ____________________, as Trustee.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be duly executed on its behalf by its duly authorized officer this ____ day of ______, 19__.


                               --------------------------------------------
                              [Name of Transferee]

                               By: _________________________________________

                               Its:  ________________________________________


         Personally appeared before me ___________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _______________ of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

         Subscribed and sworn before me this ____ day of ________, 19__.


                               ------------------------------------------------
                                                       Notary Public


         My commission expires the ____ day of ____________________, 19__.



                              Exhibit 8-B - Page 2

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                                                                       EXHIBIT 9


                            FORM OF POWER OF ATTORNEY


         Deutsche Financial Capital Limited Liability Company (the "Seller"), pursuant to the Pooling and Servicing Agreement, dated as of ______________________, 19_____, among Deutsche Financial Capital Securitization LLC (the "Company"), Oakwood Acceptance Corporation, and _____________________________, as Trustee (the "Trustee"), which incorporates by reference the Company's Standard Terms to Pooling and Servicing Agreement (June 1997 Edition) (the "Standard Terms"), hereby irrevocably constitutes and appoints the Trustee its true and lawful attorney-in-fact and agent, to execute, acknowledge, verify, swear to, deliver, record and file, in its name, place and stead, assignments of Mortgages relating to Loan Secured Contracts from the Seller to the Trustee as contemplated by Section 2.02 of the Standard Terms. If required, the Seller shall execute and deliver to the Trustee, upon the Trustee's request therefor, such further designations, powers of attorney or other instruments as the Trustee may reasonably deem necessary for the purposes hereof.

         Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.




              DEUTSCHE FINANCIAL CAPITAL LIMITED LIABILITY COMPANY



            By: ____________________________________________________

             Name: _________________________________________________

            Title: __________________________________________________


Acknowledged and Agreed:



                       [Name of Trustee]


By: ____________________________________________________

Name: _________________________________________________

Title: __________________________________________________

                               Exhibit 9 - Page 1

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